Exhibit 99.1

Marker Therapeutics Announces New Manufacturing Facility to Support Clinical Development of MultiTAA-Specific T Cell Therapy Product Candidates

— Facility expected to be built by year-end, fully operational in 2021 —

Houston, TX – June 30, 2020 – Marker Therapeutics, Inc. (Nasdaq:MRKR), a clinical-stage immuno-oncology company specializing in the development of next-generation T cell-based immunotherapies for the treatment of hematological malignancies and solid tumor indications, today announced that it has executed a lease agreement to establish a cGMP manufacturing facility in Houston, TX, in an area near the George Bush Intercontinental Airport. The facility will allow production according to U.S. Food and Drug Administration (FDA) guidelines and is designed to be scalable using modular processes. The facility is expected to be completed by year-end and operational in 2021.

“We are committed to the rapid advancement of Marker’s MultiTAA-specific T cell therapies, which have demonstrated impressive responses in clinical studies across both hematological and solid tumors,” said Peter L. Hoang, President & CEO of Marker Therapeutics. “With the build-out of our own internal manufacturing capabilities, we will have the flexibility to support our AML trial, and future hematological and solid tumor trials, as well as the potential commercialization of our products.”

The facility has approximately 48,500 feet and will provide space for clinical manufacturing and quality functions upon completion. Marker will continue to manufacture its MultiTAA-specific T cell therapy at the Baylor College of Medicine to support the Company-sponsored AML trial until the in-house cGMP manufacturing facility is operational.

Commented Anthony Kim, Marker’s Chief Financial Officer: “Commencing the build-out of our internal cGMP facility strategically fits Marker’s expansion plans and is an exciting next step as we initiate our first Company-sponsored clinical trial in patients with AML following transplant.”

About MultiTAA-Specific T Cell Therapy

Marker’s Multi-Antigen Targeted (MultiTAA) platform is a novel, non-genetically modified cell therapy approach that selectively expands tumor-specific T cells from a patient’s blood capable of recognizing a broad range of tumor antigens. In early clinical trials, the multi-antigen approach has been well tolerated and shown to enhance tumor destroying capability and is one of the first therapies to consistently demonstrate epitope spreading – inducing the patient’s own T cells to expand, potentially contributing to a lasting anti-tumor effect. Unlike other cell therapies which require pre-conditioning regimens and hospitalization, MultiTAA is designed to be administered in an outpatient setting.

About Marker Therapeutics, Inc.
Marker Therapeutics, Inc. is a clinical-stage immuno-oncology company specializing in the development of next-generation T cell-based immunotherapies for the treatment of hematological malignancies and solid tumor indications. Marker’s cell therapy technology is based on the selective expansion of non-engineered, tumor-specific T cells that recognize tumor associated antigens (i.e. tumor targets) and kill tumor cells expressing those targets. This population of T cells is designed to attack multiple tumor targets following infusion into patients and to activate the patient’s immune system to produce broad spectrum anti-tumor activity. Because Marker does not genetically engineer its T cell therapies, we believe that our product candidates will be easier and less expensive to manufacture, with reduced toxicities, compared to current engineered CAR-T and TCR-based approaches, and may provide patients with meaningful clinical benefit. As a result, Marker believes its portfolio of T cell therapies has a compelling product profile, as compared to current gene-modified CAR-T and TCR-based therapies.

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Forward-Looking Statement Disclaimer
This release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this news release concerning the Company’s expectations, plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our research, development and regulatory activities and expectations relating to our non-engineered multi-tumor antigen specific T cell therapies; the effectiveness of these programs or the possible range of application and potential curative effects and safety in the treatment of diseases; the potential benefits of orphan drug designation; the timing and success of our clinical trials, as well as clinical trials conducted by our collaborators and our expectations regarding our manufacturing facility. Forward-looking statements are by their nature subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to the risks set forth in the Company’s most recent Form 10-K, 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. The Company assumes no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts

Investors
Solebury Trout
Luke Brown
(646) 378-2944
lbrown@soleburytrout.com

Media
Solebury Trout
Amy Bonanno
(914) 450-0349
abonanno@soleburytrout.com

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